Exhibit 10.2
FIRST AMENDMENT TO STANDSTILL AGREEMENT
     This FIRST AMENDMENT TO STANDSTILL AGREEMENT (the “Amendment”), dated as of July 28, 2008, is by and between REPROS THERAPEUTICS INC., a Delaware corporation (the “Issuer”), and EFFICACY CAPITAL, LTD (“Efficacy”).
RECITALS
     WHEREAS, the Issuer and Efficacy are parties to that certain Standstill Agreement dated as of January 9, 2008 (the “Standstill Agreement”), pursuant to which Efficacy agreed to refrain from performing certain specified actions until the date on which the aggregate beneficial ownership of the Issuer’s Common Stock by Efficacy is collectively less than eighteen percent (18%) of the then-outstanding Common Stock of the Issuer (the “Threshold”), among other things;
     WHEREAS, in connection with Efficacy entering into the Standstill Agreement, the Issuer amended its Rights Agreement (as defined in the Standstill Agreement) to include Efficacy and its affiliates and associates within the definition of “Exempt Person” to the extent Efficacy beneficially owns no more than thirty three percent (33%) of the then-outstanding Common Stock of the Issuer for so long as the Standstill Agreement remains in effect;
     WHEREAS, on and between March 14, 2008 and March 27, 2008, a then-current broker for Efficacy effected sales of the Issuer’s Common Stock beneficially owned by Efficacy without written notice by Efficacy based on margin maintenance requirements not yet in effect and, as a result, Efficacy’s aggregate beneficial ownership dropped below eighteen percent (18%);
     WHEREAS, Efficacy initially disclosed such sales under documents filed with the Securities and Exchange Commission on or about July 3, 2008; and
     WHEREAS, the Issuer and Efficacy desire to (1) amend the Standstill Agreement effective March 13, 2008 to reduce the Threshold and (2) acknowledge that this Amendment acts to prevent the Standstill Agreement from terminating and that the Standstill Agreement has remained in full force and effect during the period described above and continues in full force and effect.
     NOW, THEREFORE, the Standstill Agreement is hereby amended as follows:
     1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Standstill Agreement.
     2. Section 2(i) of the Standstill Agreement is hereby amended and restated in its entirety to read as follows:
“(i) the date on which the aggregate beneficial ownership of the Issuer’s Common Stock by Efficacy is less than the greater of (y) fifteen percent (15%) of the then-outstanding Common Stock of

     3. The Recitals set forth at the beginning of this Amendment are incorporated herein.
     4. This Amendment shall be effective as of March 13, 2008.
     5. Except as amended by this Amendment, the Standstill Agreement shall remain in full force and effect. The Issuer and Efficacy hereby acknowledge and agree that, as a result of this Amendment, the Standstill Agreement has remained in full force and effect since March 13, 2008.
     6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. For the convenience of the parties, any number of counterparts of this Amendment may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. The parties acknowledge that delivery of executed copies of this Amendment may be effected by facsimile transmission or other comparable means. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Amendment.
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     IN WITNESS WHEREOF, each party hereto has executed this Amendment as of the day and year first above written.

REPROS THERAPEUTICS INC.

By:	/s/ Louis Ploth, Jr.
Name:	Louis Ploth, Jr.
Title:	VP, CFO

EFFICACY CAPITAL, LTD

By:	/s/ Mark Lappe
Name:	Mark Lappe
Title:	Managing Partner

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